                                                                     Exhibit A


                            JOINT FILING AGREEMENT


          The undersigned hereby agree that the statement on Schedule 13D dated April 28, 1995 with respect to the Class A Common Stock of Pioneer Companies, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

          This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.



Date:  April 28, 1995



                                /s/ William R. Berkley
                                    WILLIAM R. BERKLEY


                          INTERLAKEN INVESTMENT PARTNERS, L.P.


                          By:  INTERLAKEN MANAGEMENT
                               PARTNERS, L.P.
                               General Partner


                               By:  LAKE MANAGEMENT, INC.
                                    General Partner


                                    By:     /s/ William R. Berkley
                                         Name:  William R. Berkley
                                         Title: Chairman

                          INTERLAKEN MANAGEMENT PARTNERS, L.P.

                          By:  LAKE MANAGEMENT, INC.
                               General Partner


                               By:     /s/ William R. Berkley
                                    Name:  William R. Berkley
                                    Title: Chairman


                          LAKE MANAGEMENT, INC.


                          By:     /s/ William R. Berkley
                               Name:  William R. Berkley
                               Title: Chairman